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Exhibit 5.1

March 28, 2017
The Board of Directors
Quicklogic Corporation
1277 Orleans Drive
Sunnyvale CA 94089-1138

QUICKLOGIC CORPORATION
Ladies and Gentlemen:
We have acted as counsel to QuickLogic Corporation, a Delaware corporation (the “Company”), in connection with the sale by the Company of 10,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), and up to an additional 1,500,000 shares (the “Option Shares”) of Common Stock if the underwriters exercise their over-allotment option in full, pursuant to the Underwriting Agreement, dated March 23, 2017 (the “Underwriting Agreement”), between the Company and the underwriters named therein. The Firm Shares and the Option Shares are collectively referred to herein as the “Shares.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In connection with such matter, we have reviewed originals or copies of the Underwriting Agreement.
We have also reviewed the following:

(a)
The shelf registration statement on Form S-3 (Registration No. 333-215030) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on December 9, 2016, and of Amendment No. 1 thereto filed by the Company under the Securities Act with the Commission on March 15, 2017 (such registration statement as so amended at the time of effectiveness, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein, hereinafter collectively referred to as the “Registration Statement”).

(b)
The base prospectus, filed by the Company with the Commion on March 15, 2017 and forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein, which was included as part of the Registration Statement at the time it became effective on March 16, 2017 (the “Base Prospectus”).

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The Board of Directors
Quicklogic Corporation

(c)
The preliminary prospectus supplement relating to the Shares, dated March 20, 2017 (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Preliminary Prospectus”).

(e)
The final prospectus supplement relating to the Shares, dated March 23, 2017 (the “Final Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Prospectus”).

(f)	Copies of the Third Amended and Restated Certificate of Incorporation and by-laws of the Company, as amended through the date hereof.

(g)
Copies of certain resolutions of the Board of Directors and the Pricing Committee of the Board of Directors of the Company, adopted on each of March 7, 2017, March 17, 2017 and March 23, 2017, respectively.

(h)
Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In connection with this opinion, we have assumed:

(a)	The legal capacity of all natural persons.

(b)	The genuineness of all signatures (other than signatures of authorized officers of the Company).

(c)	The authenticity of the originals of the documents, instruments, certificates, and records submitted to us.

(d)	The conformity to authentic originals of any documents, instruments, certificates, and records submitted to us as copies.

(e)	As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and in certificates of public officials and officers of the Company.

(f)	As to questions of fact relevant to this letter and the opinions expressed herein, we have relied upon oral and written statements, representations, warranties, and

The Board of Directors
Quicklogic Corporation

certifications of the Company, their respective representatives, and public officials and upon statements, representations, warranties, and certifications contained in documents, instruments, certificates, and records described in this opinion, and we have assumed (and have neither investigated nor verified) that all such statements, representations, warranties, and certifications are valid, reasonable, true, accurate, and complete.
We have not independently established the validity of the foregoing assumptions.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”).
Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Share.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.   In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.
Very truly yours,
/s/ Shearman & Sterling LLP